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                                                                    Exhibit 3.17

                            ARTICLES OF INCORPORATION

                                       OF

                          JULIANA MINING COMPANY, INC.

I.    The undersigned agree to become a corporation by the name of:

                          JULIANA MINING COMPANY, INC.

II.   The address of the principal office of said corporation will be located at
      P. O. Box 306, Kingwood street, in county of Preston and State of West Virginia ZIP 26537.

III. The purpose or purposes for which this corporation is formed are as follows:

      (a) To engage in the general business of mining and to do all things incident thereto;

      (b) To purchase, lease or otherwise acquire, to hold, and to sell, lease or otherwise dispose of real property, mines, mineral and mining rights, oil and gas wells, oil and gas royalties, and interests of any nature in all of the foregoing, whether in the United States of America or elsewhere;

      (c) To mine, drill for and otherwise extract coal, oil, gas, metals, ores and minerals and to otherwise acquire, produce, prepare for market, process, store, transport, sell and deal in the same and the products and by-products thereof;
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      (d)   To operate and conduct mines, wells and mining and drilling operations; (e) To acquire, construct, operate, maintain and dispose of lands, factories, works, facilities, machinery, equipment and buildings of whatever nature; (f) To carry on the business of consulting, advising and managing mining and drilling operations;

      (g) To engage in the transaction of any or all other lawful business for which corporations may be incorporated under the corporation laws of the State of West Virginia, as the same may be from time to time amended;

      (h) To enter into and participate in one or more joint ventures with individuals or corporations to carry out the objects, purposes and powers of the Corporation;

      (i) To do all things necessary, convenient or incident to the accomplishment of the foregoing objects, purposes and powers.

IV.   Provisions limiting or denying to shareholders preemptive rights are:
      None.

V. Provisions for the regulation of the internal affairs of the corporation are: None.


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VI.   The amount of the total authorized capital stock of said corporation shall be five thousand (5,000) dollars, which shall be divided into 500 shares of the par value of ten (10) dollars each.

VII. The full names and addresses of the incorporator(s), including street and street numbers, if any, and the city, town or village, including ZIP number.

                 NAME               ADDRESS
                 ----               -------
            Mark R. Joseph          1114 Avenue of the Americas
                                    New York, New York 10036

VIII. The existence of this corporation is to be perpetual.

IX. The name and address of the person appointed to whom shall be sent notice or process served upon, or service of which is accepted by, the secretary of state is W. M. WOODROE, CHARLESTON NATIONAL PLAZA, CHARLESTON, WEST VIRGINIA 25301.

X. The number of directors constituting the initial board of directors of the corporation is three (3), and the names and addresses of the persons, if any, who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

            NAME                    ADDRESS
            ----                    -------
            Joop van Eck            Vasteland 4
                                    Rotterdam, Netherlands

            Mark R. Joseph          1114 Avenue of the Americas
                                    New York, N.Y. 10036


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            Willem Rottier          Vasteland 4
                                    Rotterdam, Netherlands

      I/WE, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of West Virginia, do make and file this ARTICLES OF INCORPORATION, and we have according hereunto set our respective hands this 19th day of July, 1976.


                                         /s/ Mark R. Joseph
                                         ---------------------------------------

Articles of Incorporation prepared by:

Coudert Brothers
200 Park Avenue
New York, NY  10017


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STATE OF NEW YORK   )
                    )  SS:
COUNTY OF NEW YORK  )

      I, Mary Jo Sletten, a Notary Public in and for the County and State aforesaid, hereby certify that


                      Mark R. Joseph  /s/ Mark R. Joseph
                                      --------------------------

whose names are signed to the foregoing Articles, bearing date on the 19th day of July, 1976, this day personally appeared before me in my said county and severally acknowledged their signatures to the same.

      Given under my hand and the official seal this 18th day of August, 1976.


                                      /s/ Mary Jo Sletten
                                      --------------------------
                                      Notary Public

(NOTARIAL SEAL)

                                           MARY JO SLETTEN
                                  Notary Public, State of New York
                                           No. 31-9042115
                                    Qualified in New York County
           My Commission expires: Commission Expires March 30, 1978


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